SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant                     |X|
Filed by a Party other than the Registrant  |_|

Check the appropriate box:
|_| Preliminary Proxy Statement
|_| Confidential, For Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to ss.240.14a-12

                    KIWA BIO-TECH PRODUCTS GROUP CORPORATION
                (Name of Registrant as specified in its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

|_| Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration statement no.:

(3) Filing Party:

(4) Date Filed:

                    KIWA BIO-TECH PRODUCTS GROUP CORPORATION
                        17700 Castleton Street, Suite 589
                       City of Industry, California 91748


                                 April 29, 2005



Dear Stockholders:

      You are cordially invited to attend the Kiwa Bio-Tech Products Group Corporation Annual Meeting of Stockholders to be held on Friday, June 24, 2005, at 10:00 a.m. local time at our executive office located at Room 516, Block A, Tai Li Ming Yuan Building, Jia 1, Waiguanxie Street, Chaoyang District, Beijing, P.R.C.

      The matters to be acted upon are described in the accompanying Notice of Annual Meeting and Proxy Statement. At the meeting, we will also report on Kiwa Bio-Tech Products Group Corporation's operations and respond to any questions you may have.

      YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend, it is important that your shares be represented. Please sign, date, and mail the enclosed proxy card as soon as possible in the enclosed postage prepaid envelope in order to ensure that your vote is counted. If you attend the meeting, you will, of course, have the right to vote your shares in person.


                                                     Very truly yours,



                                                     /s/ Wei Li
                                                     ---------------------------
                                                     Chief Executive Officer and
                                                     Chairman of the Board

                    KIWA BIO-TECH PRODUCTS GROUP CORPORATION
                        17700 Castleton Street, Suite 589
                       City of Industry, California 91748

                               -------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       To Be Held on Friday, June 24, 2005

                               -------------------


To the Stockholders:

      The Annual Meeting of the Stockholders of Kiwa Bio-Tech Products Group Corporation, a Delaware corporation, will be held on Friday, June 24, 2005 at our executive office located at Room 516, Block A, Tai Li Ming Yuan Building, Jia 1, Waiguanxie Street, Chaoyang District, Beijing, P.R.C., at 10:00 a.m. local time for the following purposes:

1. To elect five directors to serve until the Annual Meeting of Stockholders for the 2005 fiscal year and until their respective successors are elected and qualified;

2. To ratify the selection of Grobstein, Horwath & Company, LLP as the Company's independent auditors for the fiscal year ending December 31, 2005; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

      Only stockholders of record at the close of business on April 27, 2005 will be entitled to notice of, and to vote at, the annual meeting and any adjournments thereof.

      The Company's Proxy Statement is enclosed. Financial and other information concerning the Company is contained in the enclosed Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004.


                                         By Order of the Board of Directors



                                         /s/ James Nian Zhan
                                         Secretary

City of Industry, California
April 29, 2005

                             YOUR VOTE IS IMPORTANT

      WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT TO THE COMPANY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED AND ADDRESSED ENVELOPE. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. GIVING THIS PROXY DOES NOT AFFECT YOUR RIGHT TO REVOKE IT LATER OR VOTE YOUR SHARES IN PERSON IN THE EVENT THAT YOU SHOULD ATTEND THE MEETING.

                    KIWA BIO-TECH PRODUCTS GROUP CORPORATION
                        17700 Castleton Street, Suite 589
                       City of Industry, California 91748

                               -------------------

                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                              Friday, June 24, 2005

                               -------------------


      This Proxy Statement is furnished by the Board of Directors of Kiwa Bio-Tech Products Group Corporation, a Delaware corporation (the "Company"), to the holders of common stock of the Company, in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders of the Company for fiscal year 2005, to be held at 10:00 a.m. local time on Friday, June 24, 2005, at our executive office located at Room 516, Block A, Tai Li Ming Yuan Building, Jia 1, Waiguanxie Street, Chaoyang District, Beijing, P.R.C.. These proxy materials were first mailed to stockholders on or about May 16, 2005.

                                     GENERAL

Company Background and Change of Control

      We were originally incorporated in the State of Utah on June 14, 1933, under the name Tintic Gold Mining Company, to perform mining operations in Utah. On March 12, 2004, pursuant to an Agreement and Plan of Merger dated as of March 11, 2004 by and among Tintic Gold Mining Company, TTGM Acquisition Corporation, a wholly-owned subsidiary of Tintic Gold Mining Company, and Kiwa Bio-Tech Products Group Ltd., a British Virgin Islands international business company, TTGM Acquisition Corporation merged with and into Kiwa Bio-Tech Products Group Ltd (the "Tintic/Kiwa merger"). Each share of Kiwa Bio-Tech Products Group Ltd. common stock was converted into 1.5445839 shares of Tintic Gold Mining Company Common Stock in exchange for all of the outstanding Kiwa shares. Immediately after the Tintic/Kiwa merger, Kiwa Bio-Tech Products Group Ltd. became Tintic Gold Mining Company's wholly-owned subsidiary. The Tintic/Kiwa merger resulted in a change of control of Tintic Gold Mining Company, with former Kiwa Bio-Tech Products Group Ltd. stockholders owning approximately 89% of Tintic Gold Mining Company on a fully diluted basis. Subsequent to the Tintic/Kiwa merger, Tintic Gold Mining Company changed its name to Kiwa Bio-Tech Products Group Corporation. On July 22, 2004, we reincorporated in the State of Delaware.

Annual Report

      Our annual report, filed on form 10-KSB, for the fiscal year ended December 31, 2004 is enclosed with this proxy statement.

Voting Securities

      Only stockholders of record as of the close of business on April 27, 2005 will be entitled to vote at the meeting and any adjournment thereof. As of April 27, 2005, there were 49,135,930 shares of our common stock outstanding. Each holder of shares of our common stock is entitled to one vote for each share of stock held on the proposals presented in this proxy statement.

Voting of Proxies

      All valid proxies received prior to the annual meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made.

      In the absence of specific instructions, proxies will be voted by the individuals named in the proxy "FOR" the election as directors of those five nominees named in this proxy statement, "FOR" the proposal to ratify the appointment of Grobstein, Horwath & Company, LLP as independent public accountants for the Company, and in their discretion on all other matters that may properly come before the annual meeting.

      As indicated on the enclosed proxy card, with respect to the election of directors, you may vote "For" all or some of the nominees or your vote may be "Withheld" with respect to one or more of the nominees. For the proposal to ratify the selection of the Company's independent public accountants, you may vote "For," "Against" or "Abstain."

Votes Required for Approval of Proposals

      The five director nominees receiving the greatest number of votes shall elected to the Board of Directors, even though not receiving a majority of the votes. The favorable vote of the holders of a majority of the shares of common stock present in person or by proxy and entitled to vote thereon at the annual meeting is required for the proposal to ratify the appointment of Grobstein, Horwath & Company, LLP as the Company's independent auditors for the fiscal year ending December 31, 2005.

      For the purpose of determining the vote required for approval of matters to be voted on at the annual meeting, shares held by stockholders who abstain from voting on a matter will be treated as being "present" and "entitled to vote" on the matter, and, therefore, an abstention (withholding a vote as to all matters) has the same legal effect as a vote against the matter. However, in the case of a broker non-vote or where a stockholder withholds authority from his proxy to vote the proxy as to a particular matter, such shares will not be treated as "present" or "entitled to vote" on the matter, and, therefore, a broker non-vote or the withholding of a proxy's authority will have no effect on the outcome of the vote on the matter, other than to affect the existence of a quorom. A "broker non-vote" refers to shares of our common stock represented at the annual meeting in person or by proxy by a broker or nominee where such broker or nominee (1) has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote and (2) does not have discretionary voting power on such matter.

Quorum

      Our Bylaws provide that a majority of all the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum.

Revocability of Proxies

      Any person giving a proxy in response to this solicitation has the power to revoke it at any time before it is voted. Proxies may be revoked by any of the following actions:

      o delivering a written notice of revocation to our Corporate Secretary at our principal executive office located at 17700 Castleton Street, Suite 589, City of Industry, California 91748;

      o delivering a properly executed proxy showing a later date to our Corporate Secretary at our principal executive office located at 17700 Castleton Street, Suite 589, City of Industry, California 91748; or

      o attending the meeting and voting in person (attendance at the meeting will not, by itself, revoke a proxy).

Solicitation of Proxies

      The cost of soliciting proxies will be borne by the Company. We will solicit stockholders by mail through our regular employees, and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. In addition, we may use the services of our officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

                    MATTERS TO COME BEFORE THE ANNUAL MEETING

PROPOSAL 1. ELECTION OF DIRECTORS

      Five directors are to be elected at the annual meeting, to hold office until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier resignation or removal. The accompanying proxy will be voted in favor of the following persons to serve as directors unless the stockholder indicates to the contrary on the proxy. We expect that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that the proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill any such vacancy. All of the director nominees are currently directors of the Company.

      Upon consummation of the Tintic/Kiwa merger on March 12, 2004, Wei Li was appointed as Chief Executive Officer and Chairman of the Board of Directors, Da chang Ju was appointed as a member of the Board of Directors and George Christopulos resigned as Chief Executive Officer, President, Chief Financial Officer and Chairman of the Board. On or about March 27, 2004, Jack Coombs and Hugh Coltharp resigned from the Board of Directors and Lian jun Luo, James Nian Zhan and Yun long Zhang were appointed as directors. To our knowledge, no agreements exist among present and former controlling stockholders of the Company or their associates with respect to the election of the members of our Board of Directors or other matters, and no other agreements exist which might result in a change of control of the Company.

      The following persons have been nominated to be elected as directors at the annual meeting:

       Name                 Age                             Title
--------------------       -----    ---------------------------------------------------
Wei Li                       43      Chief Executive Officer and Chairman of the Board
Lian jun Luo                 34      Chief Financial Officer and Director
James Nian Zhan              40      Secretary and Director
Da chang Ju                  64      Director
Yun long Zhang               41      Director

      Wei Li became our Chief Executive Officer and Chairman of the Board on March 12, 2004. Prior to the Tintic/Kiwa merger, Mr. Li was the acting Chief Executive Officer of Kiwa Bio-Tech Products Group Ltd. since January 1, 2004. Mr. Li founded Kiwa Bio-Tech Products Group Ltd. to capitalize on the growth of the ag-biotechnology industry in China. Prior to founding Kiwa Bio-Tech Products Group Ltd., Mr. Li founded China Star Investment Group ("China Star"), an entity which provides integrated financing services and/or venture investments to growth businesses in China. Mr. Li served as President of China Star from June 1993 to January 2004. In 1989, Mr. Li founded Xinhua International Market Development Ltd., a company which engaged in investing in China's high tech, pharmaceutical, medical device, media, entertainment and real estate industries. Mr. Li holds a B.S. in finance from Hunan Finance and Economics University.

      Lian jun Luo became our Chief Financial Officer on March 12, 2004, and one of our directors on March 27, 2004. Mr. Luo served as the Chief Executive Officer of Kiwa Bio-Tech Products Group Ltd. from October 2002 to December 2003. From January 2002 to October 2002, Mr. Luo served as the Chief Financial Officer of China Star. From August 2000 to December 2001, Mr. Luo served as manager of Security Department and Assistant of President at Jilin HengFa Group Ltd., a Chinese drug manufacturing company, responsible for the company's preparation for an aborted IPO and for merger and acquisition activities. From May 1998 to July 2000, Mr. Luo worked as manager of Investment Department and Associate General Manager for Hongli Enterprise Ltd, a Chinese investment company on merger and acquisition transactions. Mr. Luo obtained his law degree from China University of Politics Science and Law in 1993. Mr. Luo is a certified public accountant and lawyer in China.

      James Nian Zhan became our Secretary on March 12, 2004, and one of our directors on March 27, 2004. Mr. Zhan has 15 years of business experience in the areas of financial management, investment banking, operations and information systems, both in the United States and China, including experience with United

States public companies. Mr. Zhan most recently worked with Cornerstone Propane L.P. (NYSE: CNO/OTC: CNPP), the 6th largest propane distributor in the United States, from April 2002 to August 2004. From November 1999 to December 2001, Mr. Zhan was Senior Analyst at RSM Equico, a United States investment banking firm in mergers and acquisitions for middle-market companies, where he focused on advising corporate clients on valuation, corporate restructuring and mergers & acquisitions. Mr. Zhan holds an MBA degree from the Olin School of Business at Washington University in St. Louis.

      Da chang Ju became one of our directors on March 12, 2004. From 1987 to 1999, when he retired, Mr. Ju worked as General Manager of XinShen Company, an investment firm in China. He was responsible for the company's daily operations and investment decision making. He served as a member of Kiwa Bio-Tech Products Group Ltd.'s Board of Directors since 2003 and a member of the Board of Directors of China Star from 1999 to 2000. Mr. Ju holds a B.S. in mathematics from Capital Normal University in Beijing, China.

      Yun long Zhang became one of our directors on March 27, 2004. From May 2000 to present, Mr. Zhang has been the General Manager of China Star, responsible for the group's daily operations. From 1994 to 2000, Mr. Zhang served as the head of the Investment Department at China National Economic and Systems Reform Research and Services Center, an economic reform think tank for the central government. Mr. Zhang holds a degree in statistics.

      The Board of Directors recommends that stockholders vote "FOR" the nominees named in this proxy statement. The five individuals receiving the greatest number of votes shall be deemed elected even if they do not receive a majority vote.

                   DIRECTOR AND EXECUTIVE OFFICER INFORMATION

Executive Officers

      Information with respect to Messrs. Wei Li, Lian jun Luo and James Nian Zhan, our executive officers, is set forth above under "Proposal 1. Election of Directors."

      There is no arrangement or understanding between any of the directors or officers of the Company and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management stockholders will exercise their voting rights to continue to elect the current directors to the Board of Directors. There are also no arrangements, agreements or understandings between non-management stockholders that may directly or indirectly participate in or influence the management of the Company's affairs.

The Board of Directors and its Committees

      During 2004, our Board of Directors held 11 meetings. No member of our Board of Directors attended fewer than 75% of the meetings. We currently do not have a policy with respect to board members' attendance at annual meetings.

      We do not have a standing audit, nominating or compensation committee. As a small, development-stage company, we believe that all of our directors acting together, as opposed to a subset of them acting by means of a committee, is the most efficient and effective framework for us to perform the functions otherwise associated with audit, nominating and compensation committees.

Nominating Committee Functions

      Since we do not have a nominating committee, all of the members of the Board of Directors participate in the consideration of director nominees. The Board of Directors has determined that one of its members are independent under the independence standards of The Nasdaq Stock Market. We do not currently have a written nominating committee charter or similar document.

Process for Identifying and Evaluating Nominees for the Board of Directors

      Our Board of Directors may employ a variety of methods for identifying and evaluating director nominees. If vacancies are anticipated or arise, our Board of Directors considers various potential candidates which may come to our attention through current board members, professional search firms, stockholders or other persons. These candidates may be evaluated by our Board of Directors at any time during the year.

      Our Board of Directors considers candidates recommended by stockholders when the nominations are properly submitted as described in "Consideration of Stockholder Nominees" below. Following verification of the stockholder status of persons proposing candidates, our Board of Directors will make an initial analysis of the qualifications of any candidate recommended by stockholders or others pursuant to the criteria summarized herein to determine whether the candidate is qualified for service on the board, before deciding to undertake a complete evaluation of the candidate. If our Board of Directors determines that additional consideration is warranted, it may use a third-party search firm to gather additional information about the prospective nominee's background and experience. Other than the verification of compliance with procedures and stockholder status, and the initial analysis performed before undertaking a complete evaluation, our Board of Directors will treat a potential candidate nominated by a stockholder like any other potential candidate.

      In evaluating a director candidate, our Board of Directors will review his or her qualifications including capability, availability to serve, conflicts of interest, general understanding of business, understanding of the Company's business and technology, educational and professional background, personal accomplishment and other relevant factors. Our Board of Directors has not established any specific qualification standards for director nominees, although from time to time the Board of Directors may identify certain skills or attributes as being particularly desirable to help meet specific needs that have arisen. Our Board of Directors may also interview prospective nominees in person or by telephone. After completing this evaluation, the Board of Directors will determine the nominees.

Consideration of Stockholder Recommendations

      Our Board of Directors considers director candidates recommended by stockholders. Candidates recommended by stockholders are evaluated on the same basis as are candidates recommended by our Board of Directors. Any stockholder wishing to recommend a candidate for nomination by the Board of Directors should provide the following information in a letter addressed to the Board in care of our Secretary: (i) the name and address of the stockholder recommending the person to be nominated; (ii) a representation that the stockholder is a holder of record of stock of the Company, including the number of shares held and the period of holding; (iii) a description of all arrangements or understandings between the stockholder and the recommended nominee; (iv) information as to any plans or proposals of the type required to be disclosed in Schedule 13D and any proposals that the nominee proposes to bring to the Board of Directors if elected; (v) any other information regarding the recommended nominee that would be required to be included in a proxy statement filed pursuant to Regulation 14A pursuant to the Securities Exchange Act of 1934 and (vi) the consent of the recommended nominee to serve as a director of the Company if elected. Additional information may be requested to assist our Board of Directors in determining the eligibility of a proposed candidate to serve as a director. In addition, the notice must meet any other requirements contained our bylaws. Stockholders may nominate candidates directly by complying with our bylaws and applicable law, including the deadlines described under "Proposals of Stockholders," below.

Audit Committee Functions

      Since we do not have an audit committee, the entire Board of Directors acts as the audit committee. The Board of Directors has determined that none of its members qualify as an audit committee financial expert as defined in Item 401(e) of Regulation S-B. We have not been able to identify a suitable candidate for our Board of Directors that would qualify as an audit committee financial expert. We do not currently have a written audit committee charter or similar document.

Stockholder Communications with Board of Directors

      Any stockholder or interested party who wishes to communicate with our Board of Directors or any specific directors may write to Kiwa Bio-Tech Products Group Corporation, Board of Directors, 17700 Castleton Street, Suite 589, City of Industry, California 91748

      The mailing envelope must contain a clear notation indicating that the enclosed letter is a "Stockholder-Board Communication" or "Stockholder-Director Communication." All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the board or just certain specified individual directors. The Company will receive and make copies of all such letters and circulate them to the appropriate director or directors.

Certain Relationships and Related Transactions

      China Star Investment Group

      Mr. Wei Li, a 30.2% stockholder of the Company as of April 27, 2005, owns a 10% interest in China Star. Yun long Zhang, one of our directors, is also General Manager of China Star, responsible for the group's daily operations. As of December 31, 2004, the Company had an outstanding balance to China Star of $112,105, which was primarily related to a loan from China Star and operating expenses that China Star paid on behalf of the Company

      In October 2003, the Company obtained a $100,000 loan from China Star. The loan was scheduled to mature on October 20, 2004, and bears interest at 12% per annum, payable at maturity. As part of the loan terms, China Star had the right to convert the loan into shares of the Company's common stock at $0.25 per share at any time prior to the maturity date, subject to the Company completing a reverse merger transaction in the United States, which was accomplished in March 2004. China Star has waived this conversion right. The final maturity date has been subsequently extended to August 31, 2005.

      China Star also paid certain operating expenses on behalf of the Company amounted of $106, 279 during the year ended December 31, 2004. The Company reimbursed China Star $63,600 during the year ended December 31, 2004.

      Additionally, we lease an office in the United States under a commercial lease agreement with China Star that expires in June 2005 with an aggregate monthly lease payment of approximately $2,560. Pursuant to the lease agreement dated April 1, 2004, rent expenses for the year ended December 31, 2004 were $21,904. We paid no rental expenses under the lease in 2003. We are currently considering renewing the lease but have not yet entered into any definitive agreement.

      Vehicle Lease

      In December 2004 we entered into an agreement with a director, Mr. Li Wei, pursuant to which Mr. Li leases the Company a motor vehicle. The term of the agreement is less than one year. The monthly rental payment is $1,812 and the Company made no payments of rental expenses for the fiscal year ended December 31, 2004.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth as of December 31, 2004 certain information with respect to the beneficial ownership of our common stock by (i) each of our directors and executive officers, (ii) each person who is known by us to beneficially own more than 5% of our outstanding common stock, and (iii) all of our directors and executive officers as a group. The numbers for each stockholder listed below include shares of our common stock issuable upon the exercise of options or any other rights beneficially owned by such person or entity that are exercisable within 60 days of December 31, 2004. Percentage ownership is calculated based on 40,873,710 shares of our common stock outstanding as of December 31, 2004. None of the shares listed below are issuable pursuant to stock options, stock appreciation rights ("SARs") or warrants.

                               Name                                     Number of Shares       Percent of Class
---------------------------------------------------------------       --------------------   --------------------
Wei Li (1)....................................................             12,356,672               30.2%
Da chang Ju (2)...............................................             10,062,088               24.6
Lian jun Luo..................................................                308,916                *
James Nian Zhan...............................................                308,916                *
Yun long Zhang................................................                308,916                *
All Star Technology Inc. (1)..................................             12,356,672               30.2%
InvestLink (China) Limited (2)................................             10,062,088               24.6
De jun Zou....................................................              3,089,168                7.6
Times Crossword Investment Ltd. (3)...........................              3,089,168                7.6
Yi Mao (3)....................................................              3,089,168                7.6
All officers and directors as a group (5 persons).............             23,345,508               57.1

*     Less than 1%


(1) Consists of shares held by All Star Technology Inc., a British Virgin Islands international business company. Wei Li exercises voting and investment control over the shares held by All Star Technology Inc. Wei Li is a principal stockholder of All Star Technology Inc. and may be deemed to beneficially own such shares, but disclaims beneficial ownership in such shares held by All Star Technology Inc. except to the extent of his pecuniary interest therein.

(2) Consists of 6,178,336 shares of common stock held directly by InvestLink (China) Limited ("Investlink") and 3,883,752 shares of common stock held by InvestLink as custodian for Gui sheng Chen. InvestLink has the sole power to vote or direct the vote and dispose or direct the disposition of 10,062,088 shares but disclaims beneficial ownership of such shares except to the extent of its pecuniary interest therein. Da chang Ju exercises voting and investment control over the shares held by InvestLink. Da chang Ju is a principal stockholder of InvestLink and may be deemed to beneficially own such shares, but disclaims beneficial ownership in such shares held by InvestLink except to the extent of his pecuniary interest therein.

(3) Mr. Yi Mao exercises voting and investment control over the shares held by Times Crossword Investment, Ltd.

                       DIRECTOR AND EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth information for the fiscal years ended December 31, 2004 and December 31, 2003 concerning the compensation paid to (i) each person serving as our chief executive officer during 2004 and (ii) all other individuals serving as our executive officers at December 31, 2004 whose total annual salary and bonus during 2004 exceeded $100,000 (collectively, the "named executive officers").

                                                          Annual Compensation                   Long-Term Compensation
                                                          -------------------                   ----------------------
                                                                                              Awards             Payouts
                                                                                              ------             -------
                                                                                              Securities
                                                                                  Restricted  Underlying
                                                                     Other Annual    Stock    Options/   LTIP      All Other
Name and Principal Position                   Year   Salary   Bonus  Compensation   Awards      SARs    Payouts  Compensation
---------------------------                   ----   ------   -----  ------------   ------      ----    -------  ------------
Wei Li (1)................................... 2004     --        --            --       --         --        --          --
     Chief Executive Officer                  2003  $17,561      --            --       --         --        --          --
                                              2002     --        --            --       --         --        --          --

George Christopulos (2)...................... 2004     --        --            --       --         --        --          --
     Former Chief Executive Officer,
     President                                2003     --        --            --   $8,139 (3)     --        --          --
     and Chief Financial Officer              2002     --        --            --    7,875 (4)     --        --          --

------------

(1) Mr. Li became Chief Executive Officer of the Company upon consummation of the Tintic/Kiwa merger on March 12, 2004. Mr. Li's compensation for 2003 was paid by Kiwa Bio-Tech Products Group, Ltd.

(2) Mr. Christopulos resigned as the Company's Chief Executive Officer, President and Chief Financial Officer upon consummation of the Tintic/Kiwa merger on March 12, 2004.

(3) 81,391 shares of restricted stock valued at $0.10 per share were issued to Mr. Christopulos as compensation for services rendered to the Company during the fiscal year ended December 31, 2003.

(4) 45,000 shares of restricted stock valued at $0.175 per share were issued to Mr. Christopulos as compensation for services rendered to the Company during the fiscal year ended December 31, 2002.

2004 Stock Incentive Plan

      On May 10, 2004, our Board of Directors determined that it was in our best interest to provide equity incentives to certain of our directors, officers and employees and or consultants and adopted, subject to stockholder approval, our 2004 Stock Incentive Plan (the "2004 Stock Plan"). On June 3, 2004, our stockholders approved the 2004 Stock Plan. Under the 2004 Stock Plan, we may issue to qualifying participants options and stock purchase rights with respect to up to 1,047,907 shares of our common stock, of which not more than 350,000 shares may be granted to any participant in any fiscal year. This key aspect of our compensation program is designed to attract, retain, and motivate the highly qualified individuals required for our long-term success. As of December 31, 2004, we had not made any grants under our 2004 Stock Plan.

The options of the 2004 Stock Plan will expire ten years from the date of grant. The options which are not issued to an officer, a director or a consultant, will become exercisable at least as rapidly as 20% per year over the five-year period commencing on the date of grant.

Stock Option and SAR Grants in 2004

      We did not grant any stock options or SARs to the named executive officers during 2004.

Aggregate Option and SAR Exercises in 2004 and Fiscal Year-End Values

      No stock options or SARs were exercised by the named executive officers during 2004. At December 31, 2004, none of the named executive officers held any stock options or SARs. The Company did not adjust or amend the exercise price of any stock options or SARs previously awarded to any named executive officers during 2004.

Compensation of Directors

      At this time, we do not have any arrangement or policy for compensation of directors for their service on our Board of Directors, nor do we have any plans to adopt such a policy or arrangement. If and when we do compensate directors, we do not anticipate paying employee directors additional compensation for their service above their compensation as an employee.

      In 2004, there were no other arrangements pursuant to which any director was compensated for service provided as a director.

Employment Contracts and Termination of Employment and Change of Control Arrangements

      We entered into employment Agreements with two of our key employees, Messrs. Lian jun Luo and Bin Qu, on March 18, 2003.

      Mr. Luo's agreement has a three-year term commencing on January 2, 2003, which is renewable upon written agreement of the parties prior to expiration.

Mr. Luo had a three-month probationary period which ended on April 2, 2003. Under the agreement, Mr. Luo is entitled to an annual base salary of RMB 144,000 each year and shares of common stock of the Company equal to 1% of the total number of shares outstanding on each of October 1, 2003, 2004 and 2005. Mr. Luo may also be granted an annual performance bonus of RMB 56,000.

      Mr. Qu's agreement has a three-year term commencing on March 1, 2003, which is renewable upon written agreement of the parties prior to expiration. Mr. Qu had a three-month probationary period which ended on June 1, 2003. Under the agreement, Mr. Qu is entitled to an annual base salary of RMB 144,000 each year year and shares of common stock of the Company equal to 1% of the total number of shares outstanding on each of March 1, 2004, 2005 and 2006. Mr. Qu may also be granted an annual performance bonus of RMB 56,000.

      During the term of their respective agreements Messrs. Luo and Qu may not compete with the Company or hire or solicit the Company's employees. In addition, each of Messrs. Luo and Qu agreed, during the term of the respective agreements and for five years after the termination thereof, not to disclose any of the Company's confidential information. If the Company terminates either agreement, Mr. Luo or Mr. Qu, as applicable, will be entitled to three months' severance. If Mr. Luo or Mr. Qu terminates his employment agreement, he must pay a default penalty equal to three months of his salary.

      Except as set forth above, we do not have employment agreements with any other members of management or key personnel. In addition, there are no compensatory plans or arrangements with respect to a named executive officer that would result in payments or installments in excess of $100,000 upon the resignation, retirement or other termination of such executive officer's employment with us or from a change-in-control.

PROPOSAL 2. RATIFICATION OF SELECTION OF AUDITORS

      Our audit committee of the Board of Directors has appointed Grobstein, Horwath & Company, LLP as the independent auditors for the Company for the fiscal year ending December 31, 2005. The Board of Directors approved the engagement of Grobstein, Horwath & Company, LLP as the Company's independent auditors and the dismissal of Pritchett, Siler & Hardy, P.C., the Company's previous independent auditors, on May 5, 2004. The change resulted from the Tintic/Kiwa merger which became effective on March 12, 2004.

      Pritchett, Siler & Hardy, P.C.'s report on the Company's consolidated financial statements for the fiscal year ended December 31, 2003 included an explanatory paragraph expressing concern about the Company's ability to continue as a going concern, but did not contain any other adverse opinion or disclaimer of opinion and was not qualified as to uncertainty, audit scope or accounting principles. The Company had no disagreements with Pritchett, Siler & Hardy, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Pritchett, Siler & Hardy, P.C.'s satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its report on the Company's consolidated financial statements. The Company requested Pritchett, Siler & Hardy, P.C. to furnish a letter to the SEC stating whether it agrees with the above statements. A copy of that letter is filed as an exhibit to our Current Report on Form 8-K filed with the SEC on May 10, 2004. We have authorized Pritchett, Siler & Hardy, P.C. to respond fully to any inquiries from Grobstein, Horwath & Company, LLP relating to its engagement as the Company's independent auditor.

      Services provided to the Company by Grobstein, Horwath & Company, LLP in fiscal years 2004 and 2003 are set forth below. We do not expect representatives of Grobstein, Horwath & Company, LLP to be present at the annual meeting.

      The affirmative vote of a majority of the shares represented at the meeting is required for the ratification of the Board's selection of Grobstein, Horwath & Company, LLP as the Company's independent auditors for the fiscal year ending December 31, 2005.

      The Board of Directors recommends that stockholders vote "FOR" the ratification of the selection of Grobstein, Horwath & Company, LLP as independent auditors of the Company.

Audit Fees

      Audit fees for 2004 for professional services rendered by Grobstein, Horwath & Company, LLP were approximately $95,500. The amount includes fees for the audit of our consolidated financial statements as of and for the fiscal year ended December 31, 2004 and reviews of our quarterly reports on Form 10-QSB.

      Audit fees for 2003 for professional services rendered by Pritchett, Siler & Hardy, P.C. were approximately $7,474. The amount includes fees for the audit of our consolidated financial statements for the fiscal year ended December 31, 2003 and reviews of our unaudited consolidated interim financial statements for the first and second quarters of year 2004.

Audit-Related Fees

      Audit-related fees for 2004 for assurance and related services by Grobstein, Horwath & Company, LLP were $63,527. The amount includes fees for auditing the financial statements in relation to our registration statement on Form SB-2 and to the reverse merger on March 12, 2004 and not reported under the caption Audit Fees.

      Audit-related fees for 2003 for assurance and related services by Pritchett, Siler & Hardy, P.C. were $1,720. The amount includes fees for assurance and related services reasonably related to the performance of the audit or review of financial statements and not reported under the caption Audit Fees.

Tax Fees

      Tax fees for 2004 for professional services rendered by Grobstein, Horwath & Company, LLP were $6,500. The amount includes fees for tax compliance, authority, audit support and planning services.

      Tax fees for 2003 for professional services rendered by Pritchett, Siler & Hardy, P.C. were approximately $1,045. The amount includes fees for tax compliance services.

All Other Fees

      There were no additional aggregate fees billed by Grobstein, Horwath & Company, LLP for 2004 or by Pritchett, Siler & Hardy, P.C. for 2003 for other services rendered to the Company. Since we do not have a formal audit committee, our entire Board of Directors serves as our audit committee. We have not adopted pre-approval policies and procedures with respect to the Company's accountants, but the Board of Directors approved the engagement of each of Grobstein, Horwath & Company, LLP and Pritchett, Siler & Hardy, P.C. before their respective engagements.

                  SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and certain other stockholders to file reports of ownership and changes in ownership with the SEC. Officers, directors and certain other stockholders are required by regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the Forms 3 and 4 and amendments thereto furnished to the Company during 2004 and Form 5 and amendments thereto furnished to the Company with respect to 2004, during 2004 no individual or entity failed to file on a timely basis any reports required by
Section 16(a) except for: (i) George Christopulos filed a Form 4 on March 22, 2004 disclosing one transaction that was not timely reported and a Form 4 on April 27, 2004 disclosing three transactions that were not timely reported; (ii) John Michael Coombs filed a Form 4 on March 22, 2004 disclosing two transactions that were not timely reported and a Form 4 on April 27, 2004 disclosing two transactions that were not timely reported; (iii) Jack R. Coombs filed a Form 4 on April 27, 2004 disclosing one transaction that was not timely reported; and
(iv) Hugh N. Coltharp filed a Form 4 on April 27, 2004 disclosing one transaction that was not timely reported.

                                 CODE OF ETHICS

      We have adopted a Code of Business Conduct and Ethics (the "Code") that is applicable to all employees, consultants and members of the Board of Directors, including the Chief Executive Officer, Chief Financial Officer and Secretary. This Code embodies our commitment to conduct business in accordance with the highest ethical standards and applicable laws, rules and regulations. We will provide any stockholder a copy of the Code, without charge, upon written request to the Company's Secretary.

                            PROPOSALS OF STOCKHOLDERS

      Stockholders who, in accordance with SEC Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year's annual meeting must submit their proposals so that they are received at the Company's principal executive offices no later than the close of business on December 30, 2005.

      In accordance with our Bylaws, in order to be properly brought before the 2006 annual meeting, a stockholder's notice of the matter the stockholder wishes to present, or the person or persons the stockholder wishes to nominate as a director, must be delivered to or mailed and received by the Company's Corporate Secretary at its principal executive offices not less than 60 days nor more than 180 days prior to the 2006 annual meeting. However, if less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to the stockholders, notice of the matter the stockholder wishes to present, or the person or persons the stockholder wishes to nominate as a director, must be so received not later than the close of business on the 10th day following the day on which the notice of the meeting date was mailed or public disclosure was made. To be in proper form, a stockholder's notice must include the specified information concerning the proposal or nominee as described in our Bylaws.

      Please send notices of intention to present proposals at the 2006 annual meeting to the Company's Corporate Secretary, 17700 Castleton Street, Suite 589, City of Industry, California 91748. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                                 OTHER BUSINESS

      t 6 0 The Board of Directors does not currently intend to bring any other business before the meeting, and so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. However, as to any other business which may properly come before the meeting, the proxy holders will vote any shares represented by proxies in their discretion.

                                       KIWA BIO-TECH PRODUCTS GROUP CORPORATION
                                       By Order of the Board of Directors



                                       /s/ James Nian Zhan
                                       Secretary

City of Industry, California
April 29, 2005

                                     [FRONT]

                                      PROXY

                     FOR ANNUAL MEETING OF THE STOCKHOLDERS

                    KIWA BIO-TECH PRODUCTS GROUP CORPORATION

           This Proxy is Solicited on Behalf of the Board of Directors

      The undersigned hereby appoints Wei Li and James Nian Zhan (collectively, the "Proxies"), and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Annual Meeting of the Company to be held at our executive office located at Room 516, Block A, Tai Li Ming Yuan Building, Jia 1, Waiguanxie Street, Chaoyang District, Beijing, P.R.C., on Friday, June 24, 2005 at 10:00 a.m. local time and at any adjournments thereof.

1.   Election of Directors:                       FOR         WITHHOLD           FOR ALL EXCEPT
     Nominees:                                    |_|           |_|                    |_|
     01  Wei Li
     02  Lian jun Luo
     03  James Nian Zhan                     Instruction:  To withhold authority to vote for any individual nominee,
     04  Da chang Ju                         mark "For All Except" and write the name of the nominee(s) below:
     05  Yun long Zhang
                                             -------------------------------------------------------------------


2.   Proposal to ratify the selection of           FOR         WITHHOLD               ABSTAIN
     Grobstein, Horwath & Company, LLP             |_|           |_|                    |_|
     as the Company's independent auditors
     for the fiscal year ending December 31, 2005.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                    [REVERSE]

      This proxy when properly signed will be voted and will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE ANNUAL MEETING.

                                         ---------------------------------
                                         Signature

                                         ---------------------------------
                                         Signature, if held jointly

                                         Dated: ____________________, 2005

                                         IMPORTANT - PLEASE SIGN AND
                                         RETURN PROMPTLY. When
                                         shares are held by joint
                                         tenants, both should sign.
                                         When signing as attorney,
                                         executor, administrator,
                                         trustee, or guardian,
                                         please give full title as
                                         such. If a corporation,
                                         please sign in full
                                         corporate name by President
                                         or other authorized
                                         officer. If a partnership,
                                         please sign in partnership
                                         name by an authorized
                                         person.